Banc of America Securities Investors Conference
September 17, 2007

By Joe Price
Chief Financial Officer

Good afternoon.  These are quite challenging financial times. I cannot remember when credit markets in particular have been as volatile and unpredictable as they have been for the last few months.

Normally, we would focus our presentation on plans to grow our company at an attractive rate.

And while that's still a major theme - over the long run -- it also seems relevant to remind investors that the factors that we believe give us advantages in achieving growth - capital strength, diversity and scale -- also are major pluses in the current environment.

That said, my primary goal today is to discuss how our company is positioned to weather the current storm and grow over the long run.

As usual, I need to bring you this commercial from our lawyers. The full disclosure is in your presentation books.

As I said, Bank of America today is built on the foundations of strength, diversity, scale and reach.

We were the fifth most profitable company in the world last year with more than $21 billion in earnings.

Our balance sheet is strong and diverse. Our Tier 1 capital ratio of 8.52% at the end of the second quarter was well above our target of 8%.  We believe we were the most liquid banking company in the world at the end of the second quarter.

We are a deposit funded bank, which offers advantages of stability and, in most environments, cost. And we believe our loan portfolio is well diversified by customer segment, industry and geography.

This strength gives us the flexibility to complete the acquisition of LaSalle Bank next month. As you know, we received Fed approval last week.

Bank of America's earnings are diverse, with about half coming from consumer and small business banking, about a third from corporate and investment banking and somewhat over 10% from wealth and investment management.

These earnings are not concentrated in any one region of the United States. We generate a little less than 10% of our earnings from overseas.

One of the lynchpins of our model is market leadership. We want to be important where we choose to compete.

You name a line of business in financial services, and we are probably a major player.  We have leading positions in deposits, card, consumer real estate, small business banking, financial services for middle market and large corporate customers in the U.S., and banking the affluent and wealthy. In many cases we are number one.

Finally, we offer unrivaled convenience for customers. We have more banking centers and ATMs by far than any other bank. We offer internet banking - including bill pay - that has market shares far exceeding our retail deposit share in the U.S. More than 50% of bills paid through banks on the internet are paid through Bank of America.

We also offer mobile banking. Some 62% of handheld devices can now access bankofamerica.com.

For business customers, we have the reach, the balance sheet and the breadth of products that few competitors can match.

These are the underlying foundations of Bank of America's business and help shape our strategy.

As you can see, we have a diversified business mix.

Global Consumer and Small Business Banking accounted for almost half of our earnings in the first half of this year.

Global Corporate and Investment Banking accounted for a little less than a third.

And Global Wealth and Investment Management, which primarily offers financial services to the affluent and wealthy, had about 10% of our earnings.

We like this mix. While corporate and investment banking and wealth management offer potential for better growth rates, we have frequently noted that they are also more volatile, subject in particular to the ups and downs of the capital markets.

By the way, the Other category is mostly our principal and corporate investments whose  earnings contribution moves somewhat up or down based on market conditions.

We believe that Consumer and Small Business Banking, on the other hand, is generally much more annuity-like.

Our consumer and small business unit has two major sources of income: deposits and card.

By the way, the consumer and small business bank would, on a standalone basis, be the fourth most profitable bank in the U.S., -- ahead of Wells Fargo and Wachovia, -- so we are talking about a large business.

Card services, which is mostly credit card, is about 40% of consumer and small business banking. This is a business that you would think would be heavily affected by the economic cycle, but it isn't as much as many people imagine. That is because when credit losses go up,  there are a number of offsets that drive revenue higher such as greater borrowing and better margins as the Fed drives interest rates down, to name a few.

The growth opportunities here are significant.  While we are the largest card issuer in the U.S., we are also number one in Europe, although we are only in Britain, Ireland and Spain. We are planning to expand into other European countries and also are considering opportunities in Asia.

We also look at the card business as one piece of an integrated payments business - including processing card transactions for merchants and providing clients and customers access to the system through whatever channel they prefer.

We have leadership positions in all of the payments components, from consumer payments to corporate cash management and from merchant processing to lock box for retailers.

Bank of America has about 14 percent of retail bank deposits in the U.S. The Deposits business accounts for roughly half of the consumer and small business bank's earnings. Not only are deposits the raw material for us to invest in quality loans, but they represent the opportunity to earn significant fee income such as debit card transaction fees.

This business especially benefits from the unmatched convenience we offer customers and our ability to market nationwide. Bank of America's goal is to grow deposits at or somewhat above market growth rates. We had slower growth in 2006 as we, perhaps, over-balanced profitability vs. market share. Today we are taking actions to grow deposits faster and we are starting to see the volume needle move as a result.

These leadership positions put Bank of America in a unique position to be able to innovate in that space, and we are working on some exciting possibilities.

Consumer Real Estate, which includes both first mortgages and home equity, accounted for only 7% of the consumer and small business bank's earnings in the first half. We have a number of initiatives in place to grow share in mortgage, and they do not, as you can imagine, involve subprime.

Earlier this year, we introduced our No Fee Mortgage PLUS product which has really helped us gain share. This prime mortgage product is only available to Bank of America customers and through our direct to consumer channel.

This is an example of how we continue to be there for customers, even as others pull back in the current environment.

We have been growing market share, and we were recently recognized as the number one retail originator by an industry publication.

So we believe our consumer bank is well positioned to weather the current storm in the mortgage markets and in fact grow profitably as we look forward.

Now let me pause and reiterate a few comments Liam McGee made about consumer credit quality in New York last week.

 We anticipate consumer credit losses will stay within our expected ranges in 2007.

We've done an enormous amount of work in the past several years to make sure were getting paid for the risks that we take. So, as most of you know, we exited the subprime loan origination business in August of 2001, and we do not target the subprime segment.

 Losses for the first half of 2007 in both mortgage and home equity remain below industry averages. Our model focuses on originating directly through our own distribution channels to our customers. This strategy, as well as our underwriting policies, have served us well. That said, consistent with our growth strategy, home-equity and mass-market small-business will have directionally higher loss ratios.
In consumer credit card, our charge-off ratios are in line with the projections we made at the beginning of the year. As we told you then, we believe losses peaked for the year in the second quarter of 2007. And we do not expect to get to the 5 to 5.5% normalized annual loss range until 2008 at the earliest.
Our focus continues to be on profitability, as measured by risk-adjusted margins. We are watching the portfolio closely, responding literally daily to the risk and new opportunities.

The second major business segment is Global Corporate and Investment Banking.

In normal times, its earnings sources are balanced with a little less than a third coming from Treasury Services, a little more than a third from capital markets and a little less than a third from business lending, which is basically our commercial lending business.

As I said earlier, these are not normal times.

There are unprecedented dislocations occurring in the credit markets. These range from:

          leveraged finance, where Bank of America is a player;

          to subprime, where we have some exposure on the capital markets side;

          to the commercial paper market, where certain investment activities are also affected;

          To the decoupling of typical correlations in various markets.

The flight to quality has had an impact on any number of credit activities by denying liquidity even when there is no apparent problem with the underlying assets. A good example is prime jumbo loans, which market participants would routinely sell, but where investors are now wary due to being burned in other consumer real estate-related areas.

Capital Markets and Advisory Services is being adversely affected by all of these conditions, mostly in trading, but in other activities as well.  We now expect a meaningful impact on GCIB's third quarter results.

We anticipate that some market conditions will revert to more predictable and normal activity in the near term. However, other areas will take more time.

Taking the long view, Bank of America has been building our investment banking and capital markets capabilities in recent years. Today we are a top three player in the U.S. fixed-income capital markets. We intend to continue to deliberately build our platform.

Our other two segments in GCIB continue to operate relatively normally.

Bank of America is the top lender to middle market companies. The Business Lending segment has been adversely impacted by the impacts of the yield curve and intense competition, but the results in this business are not terribly volatile.

We are also the leading provider of treasury services to corporations in the United States. Treasury Services makes about $2 billion per year, and it is very annuity-like.

When we look at GCIB, we see a number of attractive growth opportunities.

First, we have an opportunity to improve our penetration in business banking, which serves the largest and most developed small businesses. We can bring a broader product line to these businesses than our smaller competitors.

Second, we are investing several hundred million dollars to significantly upgrade treasury services' electronic payments capabilities.

While we are leader in paper-based transactions, we do not have a comparable share in electronic transactions. We also can use this enhanced capability to take share overseas where we are a smaller player.

 Outside the U.S., we are investing in treasury services sales and capabilities and have also begun to deliberately expand our capital markets platforms, starting with areas where we have natural competitive advantages because of industry penetrations and company relationships due to our powerful position in the U.S.

Finally, we have had a very good start in bringing investment banking services to middle market companies over the last two years and are investing more in that arena.

Our third major business is Global Wealth and Investment Management.

We are the number one provider of financial services to the affluent, which we roughly define as those with more than $100,000 in annual income or $300,000 in investable assets.

We serve this segment through Premier banking, a unique partnership between bank client managers and financial advisers from our brokerage.

As you can see Premier accounts for more than half of wealth management's earnings. Growing that segment is a top priority. We only now serve about 1 potential Premier customer in 10 of our existing customers, largely due to a lack of client managers and financial advisers.

Private Banking represents about a fifth of wealth management's earnings, and that share should rise with our acquisition this quarter of US Trust. That acquisition makes Bank of America the largest private bank in the U.S., and there are significant synergies between the capabilities of the two private banks we are melding into one powerhouse in this segment.

Columbia Management, our asset management arm, has accounted for another fifth of wealth management's earnings.

Performance at Columbia funds has been improving steadily, and it is now considered among the highest performing mutual fund families.  As a result, we are seeing accelerating inflows, especially into Columbia's equity funds. Our goal is to grow assets under management at above market rates.

That's the story of our three major businesses.

When you put it together, our financial goals are to grow earnings per share by an average 10% per year over the long-run.

Our formula is to increase revenue by 6 to 9%, keep expense growth from 2 to 4 percentage points below the revenue growth we achieve; keep average credit costs over the cycle within targeted ranges and to manage our capital for the benefit of shareholders.

Let's look at why we think we can achieve these goals.

Our success going forward will be driven by certain factors that differentiate Bank of America from the competition.

First, is our franchise.

We have more consumer customers, more business customers, and more private bank customers than anyone. So unlike so many others, we have a huge opportunity already within the company.

We offer unparalleled customer convenience, from the largest branch and ATM networks . . . to the most used online banking site . . . to sophisticated telephone banking . . . to treasury services abilities across the globe.

Our market and product leadership positions are unmatched, giving us scale, market knowledge and brand recognition.

Second is the ability to execute.

Not only are we efficient, we have a tradition of setting goals and then exceeding them.

We provide innovative customer solutions, increasingly by breaking down the business stovepipes to bring the full benefit of Bank of America's capabilities to our customers and clients.

And we are recognized for our superior ability to integrate acquisitions.

Third is the opportunity created by our franchise.

We are the best known bank brand in the United States. We have an opportunity to get more than our share of the growth in our markets, in part because of brand recognition and in part because we have so many ways to serve customers.

Alone, none of these attributes would be a differentiator.  Together, they make for a powerful combination to drive growth.

Bank of America's retail footprint covers 76% of the U.S. population. We serve more than 58 million consumer households and small businesses.

Bank of America has leadership positions in 16 of the 20 fastest growing states. We have greater than a 20% retail deposit market share in the top 30 markets.

Bank of America is also the number one small business bank, has relationships with 98% of the U.S. Fortune 500 and 80% of the Global Fortune 500.

We also have relationships with 44% of the mass affluent households - defined as those with more than $100,000 in income or $300,000 in investable assets.

And with the addition of U.S. Trust, we are the unquestioned leader in financial relationships with the wealthy.

Our mission is to convince these customers to do more business with us.

Bank of America has tremendous opportunity to deepen customer relationships.

We touch 3,000 customers a second through the most extensive distribution network of any bank.

In addition to operating the nation's largest network of banking offices and ATMs, Bank of America reaches customers through 5,000 affinity groups, 24/7 telephone banking, bankofamerica.com, the world's leading bank internet site, and most recently by mobile device.

Bank of America is the leader in providing access through mobile devices, such as cell phones and Blackberry's, Customers can access us through 63% of such devices on the market today, double the penetration of the number two bank in this distribution channel.

So the convenience we offer and the number of times we touch customers gives us significant opportunities to grow relationships - and revenue.

While dialing up our ability to attract, retain and expand customer relationships, we have never lost sight of the fact that positive operating leverage is what drives the bottom line in our industry.

In 2005, we finally broke the 50% efficiency ratio barrier for the first time.

Our efficiency ratio of 46% last quarter is the best efficiency ratio of any bank with our business mix. Using Six Sigma, we constantly push to improve productivity through process improvement. Channel diversification is reducing the cost to sell and we have been able to take advantage of our size through vendor and marketing leverage.

The bottom line is that we can create a lower cost of delivering products to customers and then of servicing their continuing relationships.

This ability to manage expenses is important in an industry where revenue growth is usually in the single digits.

And it is especially attractive in the current environment, where revenue is hard to generate and credit costs are normalizing.

While these plans are all exciting, it is important to note that Bank of America has produced attractive results for shareholders.

Since 2000, a time which coincidentally corresponds to the tenure of our current CEO Ken Lewis, we have grown earnings per share at an 11% compound annual growth rate.

During that time, by the way, we acquired Fleet Boston and MBNA.

So while we have sometimes in the past been criticized for acquisitions, shareholders have been well rewarded as we have built our franchise for future growth.

So what do we do with our significant earnings flow?

We have a number of choices.

We support our businesses internal growth.  But in part because of our efficiency, that has not required a lot of capital investment.

We maintain a strong balance sheet.

We target paying out about 50% of our trailing year's earnings in dividends.

We repurchase shares to send unneeded capital back to shareholders.

And we make acquisitions and strategic investments.

The latest is LaSalle Bank.

LaSalle will complete the puzzle. Chicago was the one attractive large market in the U.S. where we did not have a significant retail position. We had a good commercial bank, but were only 13th in deposit share as we were building a branch system de novo.

LaSalle jumps us to 200 branches in Chicago and puts us neck and neck with the market leader.

Moreover, we believe the growth prospects are significant as LaSalle regarded itself primarily as a commercial-oriented bank and basically used its branches to gather deposits.

We will bring the full array of Bank of America products, reconfigure their branch staffing and implement our sales model. LaSalle customers --- present and future - will find they not only have broader choice of products and delivery channels, but they can bank almost wherever they travel.

The LaSalle acquisition also makes us number one in Michigan where, despite that state's well publicized economic challenges, we believe we can grow.

We expect to close in less than a month.

Bank of America's shareholders have also enjoyed consistent increases in their dividends.

If you held the stock in 1977, your dividend is 35 times what it was then.

We have consistently returned excess capital to our shareholders.

Since 1998, we have returned $89 billion in capital- $50 billion in dividends and $37 billion in share repurchases, net of employee issuances.

So the Bank of America story is that we are managing to grow our company at attractive rates for shareholders.

We have strong differentiating characteristics that we are using to attract new customers and deepen relationships.

We are leveraging our scale and national franchise.

We are utilizing our knowledge to provide innovative client solutions

We have a track record of earnings growth.

And we are driving strong capital returns.

We believe the combination of unmatched franchise, scale, execution and innovation will continue to win in the marketplace.

Thank you for listening. We now invite any questions you may have.